Exhibit 10.6(c)

CAPITAL MARKETS INCENTIVE COMPENSATION PLAN

October 2006

I.        Objective

The objective of the Capital Markets Incentive Compensation Plan (the “Plan”) is to attract, retain, and motivate the most qualified personnel in the industry.

II.	Participation

Positions eligible to participate in the Plan include: securities traders, business line managers, business segment managers and others as determined from time to time by the President of FTN Financial.

III.	Incentive Determination

The bonus pools comprising the Plan, and the respective participants in each, are as follows:

A.	[Section III.A. does not pertain to any executive officer of the registrant, is confidential and proprietary, and is redacted*]

B.       Regional Pool

A bonus pool equal to 15% of the Net Profits of the Regional Offices.

Participants in the Regional Pool include regional managers and Memphis managers.

C.       Managers Pool

A bonus pool equal to 24% of Net Profits plus, to the extent that Net Profits exceed a 35% return on expense, an additional 10% of any such excess amount of Net Profits. For purposes of calculating the Managers Pool, Net Profits will be reduced by any Regional Pool incentive expense and by any incentive expense of FTN Midwest Securities Corporation and FTN Financial Capital Assets Corporation.

Participants in the Managers Pool include securities traders, business line managers, business segment managers and others as determined from time to time by the President of FTN Financial.

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*Information omitted herefrom and submitted separately to the Commission under Rule 24b-2.

Definitions:

Net Profit – accrual basis pretax income before incentive expense, adjusted to exclude corporate income/expense allocations, interest income/expense, intangible amortization, deferred compensation plan income/expense, expenses incurred with opening new offices, for a period of two years from such opening, and other adjustments as from time to time may be determined necessary.

[Definition that is related only to Sec. III.A. is redacted*]

Regional Office – non-Memphis fixed income sales location.

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*Information omitted herefrom and submitted separately to the Commission under Rule 24b-2.

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